GOVERNMENT TAXADVANTAGE PORTFOLIO                                  SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2009
FILE NUMBER :        811-02729
SERIES NO.:          7

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
72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Institutional                 $     1,351
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Private                       $       160
            Personal                      $        36
            Cash Management               $       114
            Reserve                       $        19
            Resource                      $       122
            Corporate                     $        --

73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Institutional                      0.0059
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Private                            0.0038
            Personal                           0.0025
            Cash Management                    0.0051
            Reserve                            0.0016
            Resource                           0.0044
            Corporate                          0.0056

74U.    1   Number of shares outstanding (000's Omitted)
            Institutional                     535,894
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Private                            42,942
            Personal                           12,117
            Cash Management                    25,725
            Reserve                             5,745
            Resource                           17,771
            Corporate                              15

74V.    1   Net asset value per share (to nearest cent)
            Institutional                 $      1.00
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Private                       $      1.00
            Personal                      $      1.00
            Cash Management               $      1.00
            Reserve                       $      1.00
            Resource                      $      1.00
            Corporate                     $      1.00
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